# EMPLOYMENT AGREEMENT

Citizens Bank of Nevada County, a California banking corporation, having its principal place of business at 305 Railroad Avenue, Nevada City, California, hereinafter referred to as "Employer" and Susann Trevena, hereinafter referred to as "Employee", in consideration of the mutual promises made herein, agree as follows:

## Term of Employment

1.01. Employer hereby employs Employee and Employee hereby accepts employment with Employer, subject to Paragraphs 6.01 through 6.04 of this Agreement, for a period of five (5) years beginning on January 30, 2002, and ending January 29, 2007. In the event Employer and Employee both intend and desire to renew Employee's employment relationship with Employer, then any and all contractual negotiations shall be mutually agreed and be confirmed by an Amendment to this Agreement not later than October 30, 2007. 6 sct KEH

## Duties and Obligations of Employee

2.01. Employee shall serve as the Chief Financial Officer of Employer, reporting to the President and Chief Executive Officer. In her capacity as Chief Financial Officer, she shall perform the customary duties of a Chief Financial Officer of a commercial bank including but not limited to:

(a) Establish and carry out the financial affairs, auditing, accounting procedures, record keeping and reporting for Employer;

(b) Coordinate and supervise employees responsible for the financial affairs, auditing, accounting and reporting required for proper operation of Employer;

(c) Maintain a good relationship with Employer, customers and shareholders;

(d) Maintain a good relationship with regulatory authorities;

(e) Keep herself abreast of developments in banking generally and enroll in such courses as may be necessary to accomplish same;

(f) Preside over the Asset Liability Committee (ALCO) to coordinate, guide, monitor and analyze results of objectives established in the policies and procedures of Employer;

(g) Exercise control and establish goals and objectives over the Operations of Employer;

(h) Formulate, implement and coordinate Operations policies, procedures and activities within Employer;

(i) Provide leadership on committees relative to operations, facilities, purchasing and equipment;

(j) Negotiate and approve legal, service, equipment, maintenance and other vendor contracts within her limits, as well as supervise and guide the study and review of proposals;

(k) Develop, implement and coordinate policies and procedures regarding employment, compensation, benefits, group health insurance, workers' compensation, training, employee relations, employment related compliance, safety and other related functions;

(l) Coordinate and supervise employees responsible for data processing systems, security, equipment, emergency planning, and related data processing functions;

(m) Develop, implement and coordinate policies and procedures regarding Employer's data processing activities;

(n) Such other duties as may, from time to time, be reasonably requested of her by the President and Chief Executive Officer, or the Board of Directors of Employer, including but not limited to the hiring and firing of all employees supervised by her, subject at all times to the policies set by the President and Chief Executive Officer and Employer's Board of Directors.

**Devotion to Employer's Business**

2.02.(a) Employee shall devote her full time, ability, and attention to the business of Employer during the term of this Agreement.

(b) Except as otherwise specifically provided by this Agreement, Employee may invest in other business duties or pursuits, provided that such activities do not violate Employer's conflicts or corporate conduct policies.

**Competitive Activities**

2.03. During the term of this Agreement, Employee shall not, directly or indirectly, either as an employee, Employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity: (1) engage or participate in any business that is in competition in any manner whatsoever with the business of Employer; or (2) induce or attempt to induce any agent, supplier or customer of Employer to terminate their relationship with Employer.

**Solicitation of Employees**

2.04. Employee hereby acknowledges and agrees that the services performed by the employees of Employer are of a special, unique, unusual, extraordinary and intellectual character that gives Employer a particular value, the loss of which cannot be reasonably or adequately quantified by Employer. Employee therefore, expressly agrees that during the term of this Agreement and for a period of two (2) years, after termination of this Agreement for any reason, Employee shall not solicit any employees of Employer for employment at Employee's new place of employment. Employee further expressly agrees that while it may be difficult to determine the exact amount of damages resulting from breach of this obligation, an amount equal to 50% of the annual compensation of

the employee or employees solicited by Employee would be a reasonable estimate of the amount to which Employer is entitled to receive as liquidated damages for breach by Employee of this obligation.

**Indemnification**

2.05. Employer shall indemnify Employee to the maximum extent permitted under the Bylaws of Employer, the corporate law of California and the laws and regulations applicable to financial institutions such as Employer. If available at reasonable rates, as determined in the sole discretion of the Board, Employer shall endeavor to apply for and obtain Directors and Officers Liability Insurance to indemnify and insure Employer and Employee from and against liability or loss arising out of Employee's good faith performance of her duties, including, but not limited to, judgments, fines, settlements, and expenses incurred in the defense of actions, proceedings, and appeals therefrom.

**Disclosure of Information**

2.06. Employee shall not, either before or after termination of this Agreement, disclose to anyone any information, including, but not limited to, financial information, trade and business secrets or know-how relating to the business and operation of Employer. Employee recognizes and acknowledges that any information concerning any of Employer's customers, as it may exist from time to time, is strictly confidential and is a valuable, special and unique asset of Employer's business. Employee shall not, except as required by law, either before or after termination of this Agreement, disclose to anyone or use for the benefit of anyone except Employer said financial information or any part thereof, for any reason or purpose whatsoever.

**Surety Bond**

2.07. Employee agrees that she will furnish all information and take any other steps necessary to enable Employer to obtain or maintain a fidelity bond conditional on the rendering of a true account by Employee of all moneys, goods, or other property which may come into the custody, charge, or possession of Employee during the term of her employment. The surety company issuing the bond and the amount of the bond must be acceptable to Employer. All premiums on the bond are to be paid by Employer. If Employee cannot qualify for a surety bond at any time during the term of this Agreement, Employer shall have the option to terminate this Agreement immediately for cause as set forth in Paragraph 6.03 of this Agreement.

**Compensation**

3.01. As base compensation for the services to be performed hereunder, Employee shall receive a salary of $80,000.00 per annum, subject to usual withholding for taxes, payable in equal installments on the fifteenth day and the last day of each month, during the employment term. Employee's performance shall be reviewed and discussed with Employee at least once each year during the term of this Agreement and Employee's base compensation shall be reviewed and set annually by Employer.

3.02. Employee shall be entitled to participate in any Incentive Compensation Plan established by Employer.

**Salary Continuation Plan**

3.03. Employee shall participate in the Salary Continuation Plan described in a written Salary Continuation Agreement dated as of January 30, , 2002, between Employee and Employer.

**Other Benefits**

4.01. In addition to the Salary Continuation Plan described in Paragraph 3.03 of this Agreement, Employee shall be entitled to those employee benefits provided by the general employee benefit package adopted by Employer, for all employees of Employer including but not limited to participation in Employer's 401(k) Plan and Group Health, Life, Dental, Vision and Disability Plans and Incentive Compensation Plan.

4.02. To the extent the general employee benefit package is different, Employee shall have the following benefits:

**Annual Vacation**

4.03. Employee shall be entitled to four (4) weeks vacation during each calendar year without loss of compensation. The authorized vacation shall be reduced pro rata for any period of employment which is less than a whole year. Employee may be continuously absent from her employment for vacation only as long as such leave is reasonable and does not jeopardize her responsibilities and duties as Chief Financial Officer. Employee must take at least two (2) consecutive weeks of vacation as required by Employer's Personnel Policy. While it is the intent of the parties that all vacation be taken during the calendar year in which it is earned, if in the best interest of Employer, Employee is unable to take the total amount of vacation time authorized herein during any year, she shall request no later than October 1, permission from the Board of Directors to carry the unused vacation over to the following calendar year or be paid in cash for the unused vacation or for some combination thereof. The Board of Directors shall have complete discretion to require that all vacation be taken in the calendar year it is earned or to allow carryover or cash payment or some combination thereof.

**Motor Vehicle**

4.04. While Employee is employed, Employer shall pay to Employee an automobile allowance in the amount of $400.00 per month. Employee shall be responsible for payment of all fuel, maintenance and repair expenses associated with the vehicle. Employee shall obtain and maintain public liability insurance covering Employee's personal use of the motor vehicle.

**Business Expenses**

5.01.(a) It is understood and agreed by the parties that the services required of Employer will require Employee to incur business expenses on behalf of Employer. Employer hereby agrees to reimburse Employee for all reasonable and necessary expenses incurred or to be incurred by Employee in carrying out her duties.

(b) Employee shall furnish to Employer, on a monthly basis, adequate records and other documentary evidence required by Federal and State Statutes and regulations for the substantiation of each such expenditure as an income tax deduction and such other substantiation as may be required by Employer.

(c) Employer will provide Employee with credit cards necessary for the purpose of reasonable and necessary business expenses on behalf of Employer.

**Termination at the Will of Employer**

6.01. Regardless of the term set forth in Paragraph 1.01 of this Agreement, Employee understands that her employment is "At Will" which means that her employment may be terminated by Employer at any time, without cause.

**Termination by the Death or Disability of Employee**

6.02. This Agreement shall terminate immediately upon the death of Employee or the disability of Employee as defined by the

Salary Continuation Agreement dated January 30, 2002, between Employer and Employee.

**Termination by Employer for Cause**

6.03. This Agreement shall terminate immediately upon the occurrence of any one of the following events:

(a) Any act by Employee of embezzlement, fraud, breach of fiduciary duty or dishonesty;

(b) The conviction of Employee for the commission of any felony;

(c) Deliberate or repeated disregard by Employee of the policies and rules of Employer;

(d) Deliberate or repeated disregard by Employee of Employee's employment duties;

(e) Unauthorized use of disclosure by Employee of any of the trade secrets or confidential information of Employer;

(f) Competition by Employee with Employer or inducement by Employee of any other employee, agent or customer of Employer to terminate his or her relationship with Employer;

(g) Issuance by any applicable regulatory agency of a written order prohibiting Employee from serving as an officer or director of Employer;

(h) Failure of Employee to qualify for a surety bond;

(i) Willful misconduct by Employee or negligent acts or failures to act by Employee which adversely affect Employer;

(j) Breach by Employee of Employee's employment agreement with Employer;

(k) The failure by Employee to pay Employee's lawful debts when due.

**Termination at Will by Employee**

6.04. Employee shall have the right at Employee's sole discretion to terminate her employment at the will of Employee. In

such event, Employee shall give ninety (90) days prior written notice to Employer of Employee's determination to sever employment.

**Rights of Employee upon Termination**

6.05. Upon any termination of this Agreement, Employee shall be entitled exclusively to the benefits provided by the Salary Continuation Agreement, dated as of January 30, 2002, between Employer and Employee, and except for basic compensation and cash benefits then due, Employee shall not be entitled to any other benefits or compensation, including but not limited to, any severance benefits or additional compensation for termination of employment with Employer.

**General Provisions**

**Notices**

7.01. Any notices to be given hereunder by either party to the other shall be in writing and may be transmitted by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses listed as follows:

Employer: Principal place of business

Employee: 148 Castlemont Drive<br>Grass Valley, CA 95945

but each party may change that address by written notice in accordance with this section. Notices delivered personally shall be deemed communicated as of the date of actual receipt; mailed notices shall be deemed communicated two (2) days following the date of mailing.

**Arbitration**

7.02. Disputes between the parties regarding the construction, performance, or breach of this agreement shall be resolved by arbitration before a single neutral arbitrator selected

by the parties or (if the parties are unable to agree) by the Presiding Judge of the Nevada County Superior Court.

The neutral arbitrator shall be a retired judge or practicing attorney. The arbitrator shall be bound to follow California law and applicable United States law relating to California banks in deciding issues of liability and in making any award. Any relief granted which exceeds that which could be granted for a contract dispute by a court of law shall be deemed to have been made in excess of the powers of the arbitrator as provided in California Code of Civil Procedure section 1286.2 (e). Under no circumstances shall the arbitrator have jurisdiction to adjudicate claims not based on contract or for which non-contract (tort or punitive) damages are sought by either party.

The California rules of evidence shall apply and the parties shall, in the arbitrator's discretion, be entitled to discovery in accordance with the California Civil Discovery Act of 1986.

The cost of arbitration shall be borne by the losing party or in such proportion as the arbitrator decides. An award of "costs" shall include reasonable attorneys' fees incurred by the prevailing party.

**Entire Agreement**

7.03. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by Employer and contains all of the covenants and agreements between the parties with respect to that employment in any manner whatsoever. Each party to this Agreement acknowledges that no other representation, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

**Modifications**

7.04. Any modification of this Agreement will be effective only if it is in writing and signed by the party to be charged.

**Effect of Waiver**

7.05. The failure of either party to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

**Partial Invalidity**

7.06. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

**Law Governing Agreement**

7.07. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

Executed as of January 30, 2002, at Nevada City, California.

CITIZENS BANK OF NEVADA COUNTY

By: [signature]

Kenneth E. Baker

Chairman of the Board

By: [signature]

Susann Trevena

Employee